Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment #5 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII, LP of our report dated June 19, 2009 relating to the March 31, 2009 financial statement of Commonwealth Income & Growth Fund VII, LP, which appears in the Prospectus, which is a part of this Pre-effective Amendment #5 to the Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
October 8, 2009